Exhibit 10.2

EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (“Agreement”) is made and entered into this 13th day of December, 2016 (the “Agreement Date”), by and between Ominto, Inc. (“Ominto”); and Kim Pagel (“Pagel”). Ominto and Pagel are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Pagel desires to acquire one million one hundred forty-two thousand eight hundred fifty-seven (1,142,857) shares of Ominto’s common stock (the “Ominto Shares”) at a price of three and one-half United States Dollars (USD 3.50) per share for an aggregate price of four million United States Dollars (USD 4,000,000) and five hundred thousand United States dollars in cash (USD 500,000) in exchange for the Consideration, as defined below; and

WHEREAS, Ominto desires to sell the Ominto Shares to Pagel in accordance with the terms set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	PURCHASE AND TRANSFER OF SHARES

1.1       Sale of Ominto Shares. Upon the receipt by Ominto of the Consideration on the Closing Date, as defined below, (i) Ominto hereby sells, grants, and assigns to Pagel, and Pagel purchases and accepts from Ominto, free and clear of all Encumbrances, as defined below, and subject to the terms of this Agreement, all of Ominto’s right, title and interest in and to Ominto Shares, and (ii) Ominto shall pay Pagel the sum of five hundred thousand United States dollars (USD 500,000) (the “Funds”) by wire transfer to an account designated by Pagel in writing.

1.2       For purposes of this Agreement, “Encumbrance” means any lien, pledge, hypothecation, charge, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition, or restriction of any nature.

1.3       The “Closing Date” shall be the date mutually agreed to by the Parties after the Closing Conditions set forth in Section 6 are satisfied. On the Closing Date, the Consideration shall be delivered to Ominto and Ominto Shares shall be transferred to Pagel.

EXECUTION VERSION

2.	CONSIDERATION

2.1       Consideration. In consideration of the sale and assignment by Ominto of Ominto Shares and the receipt of the Funds, Pagel hereby agrees to transfer to Ominto on the Closing Date, free and clear of all Encumbrances, all right, title, and interest in and to shares of common stock of Lani Pixels A/S (the “Lani Pixels Shares” or the “Consideration”) which will represent, in the aggregate, twenty percent (20%) of the issued and outstanding common stock of Lani Pixels on a fully diluted basis.

3.	REPRESENTATIONS AND WARRANTIES OF OMINTO

Ominto hereby makes the following representations and warranties to Pagel as of the Agreement Date and the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date), which representations and warranties are made for the express purpose of inducing Pagel to enter into this Agreement and consummate the transactions contemplated hereby.

3.1       Organization, Good Standing and Authority. Ominto is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has authority to enter into this Agreement and perform its obligations hereunder. This Agreement constitutes a valid and binding agreement of Ominto enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by Ominto of the transactions contemplated hereby, nor compliance by Ominto with any of the provisions hereof, will (i) constitute a violation of or default under, any contract, instrument, commitment, agreement, understanding, arrangement, or restriction of any kind to which Ominto is a party, or by which Ominto or the Ominto Shares may be bound, or (ii) violate any rule, regulation, law, statute, ordinance, judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental body applicable to Ominto or the Ominto Shares.

3.2       No Breach. The execution and delivery of this Agreement by Ominto on the Closing Date is not an event which, of itself or with the giving of notice or the passage of time, or both, could constitute a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of any judgment, law, or regulation, or Ominto’s charter documents, or any agreement or instrument to which Ominto is a party or by which it is bound.

3.3       No Broker. Ominto represents that it has not engaged any broker or finder in connection with this transaction. Ominto will indemnify and hold harmless Lani Pixels for any cost or expense including, but not limited to, court costs and reasonable attorneys’ fees incurred by Lani Pixels as a result of a claim by any broker or finder based upon dealings by Ominto with such broker or finder.

3.4       Disclosure. No representation or warranty made by Ominto in this Agreement or in any document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

EXECUTION VERSION

3.5       Capitalization. The authorized capital stock of Ominto consists of 200,000,000 shares of common stock, of which 13,935,315 shares are validly issued and outstanding. All of such issued and outstanding shares were validly issued in compliance with applicable law, are fully paid and non assessable. There is no existing option, warrant, call, commitment or other agreement to which Ominto is a party requiring, and there are no convertible securities of Ominto outstanding which upon conversion would require, the issuance of any additional shares of capital stock of Ominto or other securities convertible into shares of capital stock of Ominto.

3.6       Financial Statements. Ominto has delivered to Lani Pixels true and correct copies of the most-recently prepared balance sheet and income statement of Ominto and compiled financial statements of Ominto for the prior two fiscal years (collectively, the “Ominto Financial Statements”). The Ominto Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Ominto as of and for their respective dates. Ominto does not have any liabilities which are not reflected on the Ominto Financial Statements. Ominto’s books and records (including all financial records, business records, customer lists, and records pertaining to products or services delivered to customers) (i) are complete and correct in all material respects and all transactions to which Ominto is or has been a party are accurately reflected therein in all material respects, (ii) reflect all discounts, returns and allowances granted by Ominto with respect to the periods covered thereby, (iii) form the basis for the Ominto Financial Statements and (iv) reflect in all material respects the assets, liabilities, financial position, and results of operations of Ominto. All computer-generated reports and other computer output included in such Ominto’s books and records are complete and correct in all material respects and were prepared in accordance with sound business practices based upon authentic data. Ominto’s management information systems are adequate for the preservation of relevant information and the preparation of accurate reports. During the period commencing on the date of the most-recent Ominto Financial Statement and ending on the Closing Date, (a) there have been no material adverse changes in the Ominto Financial Statements or in the financial condition or prospects of Ominto; and (b) Ominto has conducted its business in the ordinary course of business consistent with past practices.

3.7       Taxes. Ominto has timely and appropriately filed all tax returns as required to be filed. All tax returns filed by Ominto are true, correct and complete in all respects. All taxes owed (or required to be remitted) by Ominto (whether or not shown or required to be shown on any tax return) have been timely paid. No claim has been made by any governmental body in a jurisdiction where Ominto does not file tax returns that Ominto is or may be subject to the payment, collection or remittance of any tax of that jurisdiction or is otherwise subject to taxation by that jurisdiction. There are no Encumbrances of any kind on any of the assets of Ominto in connection with, or otherwise related to, any failure (or alleged failure) to pay any tax.

3.8       Litigation; No Violation. There is no legal or administrative proceeding pending, threatened or anticipated against Ominto. Ominto has no knowledge of any event that has occurred or circumstance that exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any legal or administrative proceeding. Ominto is not in violation of any applicable laws including, without limitation, labor, employment, and environmental laws, or in breach or default of any agreement, document, judgment, injunction, order or decree binding upon Ominto which could reasonably be expected to result in a material adverse effect on Ominto.

EXECUTION VERSION

3.9       Title to Shares. Ominto, on the Closing Date, shall have (A) good and valid title to the Ominto Shares, free and clear of all Encumbrances, and (B) the right to sell, assign, and transfer the Ominto Shares (with all voting rights) to Lani Pixels , free and clear of any restrictions on such transfer.

4.	REPRESENTATIONS AND WARRANTIES OF PAGEL

Pagel hereby makes the following representations and warranties to Ominto as of the Agreement Date and the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date), which representations and warranties are made for the express purpose of inducing Ominto to enter into this Agreement and consummate the transactions contemplated hereby.

4.1       Authority. Pagel has authority to enter into this Agreement and perform his obligations hereunder. This Agreement constitutes a valid and binding agreement of Pagel enforceable in accordance with its terms.

4.2       No Breach. The execution and delivery of this Agreement by Pagel on the Closing Date is not an event which, of itself or with the giving of notice or the passage of time, or both, could constitute a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of any judgment, law, or regulation or any agreement or instrument to which Pagel is a party or by which it is bound.

4.3       No Broker. Pagel represents that it has not engaged any broker or finder in connection with this transaction. Pagel will indemnify and hold harmless Ominto for any cost or expense including, but not limited to, court costs and reasonable attorneys’ fees incurred by Ominto as a result of a claim by any broker or finder based upon dealings by Pagel with such broker or finder.

4.4       Disclosure. No representation or warranty made by Pagel in this Agreement or in any document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

4.5       Title to Shares. Pagel, on the Closing Date, shall have (A) good and valid title to the Lani Pixels Shares, free and clear of all Encumbrances, and (B) the right to sell, assign, and transfer the Lani Pixels Shares (with all voting rights) to Ominto, free and clear of any restrictions on such transfer.

EXECUTION VERSION

5.	CONFIDENTIALITY

5.1       The Parties agree that, in connection with this Agreement, the Parties have disclosed and intend to further disclose to each other information that is considered confidential and proprietary or otherwise not generally available to the public. In order to protect their proprietary, confidential, and otherwise non-public information, the Parties agree to the following provisions with respect to confidentiality of information.

5.2       As used in this Section 5.2, “Confidential Information” means all nonpublic information previously disclosed or that will be disclosed by one party, its affiliates or its or their respective agents (the “Disclosing Party”) to the other party, its affiliates, or its agents (the “Receiving Party”) that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, but is not limited to, whether or not designated as confidential: (i) nonpublic information relating to the Disclosing Party’s technology, customers, distributors, business plans, promotional and marketing activities, finances, and other business affairs, and (ii) third-party information that the Disclosing Party is obligated to keep confidential. Confidential Information does not include any information that (w) is or becomes publicly available without breach of this Section 5, (x) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party without obligation of confidentiality, (y) is received from a third party who, to the knowledge of the Receiving Party, did not acquire or disclose such information by a wrongful or tortious act, or (z) can be shown by documentation to have been independently developed by the Receiving Party without reference to any Confidential Information.

5.3       The Receiving Party may use Confidential Information of the Disclosing Party only in connection with this Agreement. Except as expressly provided in this Section, the Receiving Party may not disclose Confidential Information to anyone without the Disclosing Party’s prior written consent. The Receiving Party will take all reasonable measures to avoid unauthorized disclosure, dissemination, or use of Confidential Information; and, in any event, such measures will not be less that the Receiving Party currently employs, if any, to protect its own confidential information from unauthorized disclosure, dissemination, or use. The Receiving Party will restrict the possession, knowledge and use of Confidential Information to its representatives who have a need to know Confidential Information in connection with this Agreement. Receiving Party must inform all representatives of the confidential nature of the information, and all representatives must expressly agree to treat the information as confidential in accordance with this Section 5. The Receiving Party is fully responsible for any breach of this Section 5 by its representatives.

5.4       The Receiving Party may disclose Confidential Information as required to comply with binding orders of governmental entities that have jurisdiction over it, provided that the Receiving Party (i) gives the Disclosing Party reasonable notice (to the extent permitted by law) to allow the Disclosing Party to seek a protective order or other appropriate remedy, (ii) discloses only such information as is required by the governmental entity, and (iii) uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

EXECUTION VERSION

5.5       The Receiving Party acknowledges that disclosure or use of Confidential Information in violation of this Section 5 could cause irreparable harm to the Disclosing Party for which monetary damages may be difficult to ascertain or an inadequate remedy. The Receiving Party agrees that the Disclosing Party has the right, in addition to its other rights and remedies under this Agreement, to seek injunctive relief for any threatened or actual violation of this Section 5, without any requirement to post bond or provide similar security.

6.	CONDITIONS TO CLOSING

6.1       Conditions to Closing. Each Party’s obligation to consummate the transactions set forth herein will be subject to satisfaction or waiver by the appropriate Party of each the following conditions on or before the Closing Date:

(a)	The contemplated transactions have been approved by Ominto’s Board of Directors.

(b)	Ominto’s satisfaction with the results of its due diligence review of Lani Pixels.

(c)	Pagel’s satisfaction with the results of its due diligence review of Ominto.

(d)	The representations and warranties of each Party shall be true and correct as of the Agreement Date and as of the Closing Date as if made on the Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date).

7.	OTHER PROVISIONS

7.1       Governing Law. This Agreement will be construed and interpreted according to the laws of the State of Florida, United States without reference to its conflicts of law principles and Pagel and Ominto consent to exclusive jurisdiction and venue in the state and federal courts located in and for Palm Beach County, Florida, United States. The Parties hereby consent to the jurisdiction of such courts and irrevocably waive any objections thereto, including without limitation, on the basis of improper venue or forum non conveniens.

7.2       Waiver. Any Party may, at its option, waive only by written notice, any and all of the conditions to which its obligations under this Agreement are subject. No delay on the part of any Party in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy. All remedies provided herein or otherwise available (including at law or in equity) will be cumulative. The waiver or non-enforcement of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. No waiver will be legally operative unless in writing and signed by the Party to be bound.

7.3       Attorneys’ Fees. In any suit or action brought to enforce this Agreement, the exhibits or schedules attached hereto or any other signed instrument referred to herein, or to obtain an adjudication, declaratory or otherwise, of rights hereunder or thereunder, the losing Party will pay to the prevailing Party reasonable attorneys’ fees and all other costs and expenses which may be incurred by the prevailing Party in such action. In the event that both Parties prevail, in part, the court will have the discretion to award fees and costs as it deems equitable.

7.4       Amendment and Modifications. The Parties may amend, modify or supplement this Agreement in such manner as may be agreed upon but only by a written instrument dated subsequent to the date of this Agreement and signed by the Parties.

7.5       Entire Agreement. This Agreement constitutes the entire agreement among the undersigned and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. In case of a conflict between a provision of this Agreement and a provision of an exhibit or schedule included herein, the provision of this Agreement will control. The Recitals and all exhibits and schedules to this Agreement are hereby incorporated into this Agreement as if fully set forth herein.

7.6       Expenses. Except as otherwise provided in this Agreement, the Parties will pay their respective expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.7       Survival. All representations, warranties, covenants, and agreements made by the Parties in the Agreement will survive the execution and closing of the transactions contemplated hereby. All provisions which by their nature are meant to survive closing shall survive closing for the applicable statute of limitations.

7.8       Notices, Etc. All notices, requests, consents, approvals, or authorizations in connection with this Agreement: (a) must be given in writing; and (b) will be deemed given as of (i) the day they are delivered on paper by a globally recognized express delivery service (such as FedEx Express, DHL, or UPS), addressed as set forth below, or (ii) if delivery is unsuccessful, the first date such delivery is attempted or refused:

If to Pagel:	Kim Pagel

Hacienda 30 CH4

The Villa, Dubai Land

Dubai, UAE

If to Ominto:	Ominto, Inc.

ATTN: Raoul Quijada

1515 S. Federal Highway, Suite 307

Boca Raton, FL 33432

With a copy to:	K&L Gates LLP

ATTN: Clayton Parker

200 South Biscayne Blvd., Suite 3900

Miami, FL 33131

EXECUTION VERSION

Such addresses may be changed, from time to time, by means of a written notice delivered by the Party seeking to change such address in the manner provided for in this Section 7.8.

7.9         Service of Process. Each Party which does not have an address in the United States shall appoint an agent for service of process in the United States and shall provide to the other Party the name and address of such agent upon execution of this Agreement.

7.10.      Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

7.11       Invalidity. The invalidity or unenforceability of any term or provision of this Agreement or the application of such term or provision to any person or circumstance will not impair or affect the remainder of this Agreement or its application to other persons and circumstances, and the remaining terms and provisions will remain in full force and effect, so long as the economic or legal substance of the transactions provided for in this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties further agree to use good faith efforts to replace such void and unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the original intent of the Parties in order that the transactions provided for in this Agreement are consummated as originally contemplated to the fullest extent possible.

7.12       Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original and all of which will together constitute one agreement. Delivery of an executed signature page to this Agreement by a Party by electronic transmission, including fax or email, will be as effective as delivery of a manually executed copy of the Agreement by such Party.

7.13       Indemnification. From and after the Closing Date, each Party (for purposes of this Section 7.13, the “Indemnifying Party”) shall indemnify and hold harmless the other Party (for purposes of this Section 7.13, the “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, penalties, judgments, suits, costs and expenses (including reasonable legal fees and disbursements, which shall be reimbursed periodically as incurred) that are suffered or incurred by the Indemnified Party arising out of, resulting from, or relating to any of the following matters:

(a) the inaccuracy of any representation or warranty made by the Indemnifying Party in this Agreement;

(b) the inaccuracy of any information provided by the Indemnifying Party as part of the due diligence process;

(c) the failure by the Indemnifying Party to perform any covenant or agreement made by the Indemnifying Party in this Agreement; and

(d) the breach of any provision of this Agreement by the Indemnifying Party.

Signature Page Follows

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date first above written.

KIM PAGEL

/s/ Kim Pagel
Kim Pagel, individually

OMINTO, INC.

By:	/s/ Michael Hansen
Print Name:	MICHAEL HANSEN
Title:	CEO

Signature Page to Share Exchange Agreement